Re: Caldwell & Orkin Market Opportunity Fund



STATE OF NEW YORK

COUNTY OF SUFFOLK


Peter Daly, being duly sworn, deposes and says that he is a Project Manager of Management Information Services, an ADP Company of Hingham, Massachusetts and that commencing on the eleventh day of September in the year Two Thousand Six, he served Notice of which the annexed is a copy upon record date holders.

That such service was made by duly mailing through U.S. Postal Authorities, with legal postage paid thereon, a copy of said notice as provided by the Fund's Transfer Agent addressed to each shareholder at his, her, their or its usual Post Office address as appeared on the books of the Fund as of record date, August 25, 2006. This was done through the regular course of business.


                                                      /s/ Peter Daly
                                                      Peter Daly
                                                      Project Manager


Subscribed and sworn before me in the Town of Hingham on the 2nd day of November, 2006.



                                                      /s/ G. Scott Merrill
                                                      Notary PubliC

My commission expires March 31, 2011                    "Notary Public"
                                                       G. Scott Merrill
                                                Commonwealth of Massachusetts
                                            My commission expires March 31, 2011




       Management Information Services 60 Research Road Hingham, MA 02043
          PHONE: 877-868-3647 FAX: 781-740-3735 E-mail: mis@mis-adp.com
             Full Service Proxy Specialists for Investment Companies

                                                                        MIS
                                                                  an ADP company

MIS, an ADP Company, 60 Research Road, Hingham, MA 02043



NOVEMBER 02, 2006


WILLIAM HORNE
CALDWELL & ORKIN

DEAR SIR

THIS IS TO CERTIFY THAT MIS, AN ADP COMPANY RECEIVED RECORD DATE DATA ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 3, 2006, IF REPRESENTED. A SUMMARY REPORT OF SHARES VOTED BY PROPOSAL IS AS FOLLOWS:


CALDWELL & ORKIN MARKET OPPORTUNITY FD
CUSIP # 128819307


FOR QUORUM

RECORD DATE SHARE POSITIONS:                   8,283,838.00
TOTAL BALLOTS:                                     3,255

           7,463,625.65 SHARES VOTED             90.09% OF TOTAL SHARES VOTED
                   973 PROXIES VOTED             29.89% OF TOTAL PROXIES VOTED





01. VOTE ON TRUSTEES/   SHARES VOTED   % VOTED   % OF T/D    SHARES VOTED  % VOTED    % OF T/D
    DIRECTORS               FOR          FOR       FOR          WITHELD    WITHELD    WITHELD

    FREDERICK T. BLUMER 6,682,699.31    89.54%    80.67%      780,926.32    10.46%     9.42%
    DAVID L. EAGER      6,682,945.31    89.54%    80.67%      780,680.32    10.46%     9.42%
    MICHAEL B. ORKIN    6,499,226.22    87.08%    78.45%      964,399.41    12.92%    11.64%
    HARRY P. TAYLOR     6,682,945.31    89.54%    80.67%      780,680.32    10.46%     9.42%
    JAMES L. UNDERWOOD  6,682,945.31    89.54%    80.67%      780,680.32    10.46%     9.42%


02 PROPOSAL TO RATIFY THE SELECTION OF TAIT, WELLER, BAKER LLP AS THE INDEPENDENT ACCOUNTANTS OF THE FUND.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 6,660,383.20           89.24%           80.40%
    AGAINST               764,234.76           10.24%            9.22%
    ABSTAIN                39,007.67            0.52%            0.47%

    TOTAL               7,463,625.63          100.00%           90.09%

03.*PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO THE MANAGEMENT AGREEMENT
    OF THE FUND.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,619,354.94           61.89%           55.76%
    AGAINST               154,508.43            2.07%            1.86%
    ABSTAIN                47,138.45            0.63%            0.57%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

                                                                        MIS
                                                                  an ADP company
NOVEMBER 02, 2006
PAGE TWO OF THREE

CALDWELL & ORKIN MARKET OPPORTUNITY FD

04.*PROPOSAL TO CONVERT THE FUND'S INVESTMENT RESTRICTION NO. 4 TO A
    NON-FUNDAMENTAL INVESTMENT RESTRICTION.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,240,725.63           56.82%           51.19%
    AGAINST               525,448.18            7.04%            6.34%
    ABSTAIN                54,828.01            0.73%            0.66%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

05.*PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTION NO. 7 TO PERMIT THE
    FUND TO INVEST IN FORWARD CONTRACTS. FUTURES CONTRACTS AND OPTIONS ON COMMODITY CONTRACTS.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,263,468.56           57.12%           51.47%
    AGAINST               509,160.63            6.82%            6.14%
    ABSTAIN                48,372.63            0.65%            0.58%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

06.*PROPOSAL TO CONVERT THE FUND'S INVESTMENT RESTRICTION NO. 8 TO A
    NON-FUNDAMENTAL INVESTMENT RESTRICTION.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,238,559.59           56.79%           51.16%
    AGAINST               529,180.59            7.09%            6.39%
    ABSTAIN                53,261.64            0.71%            0.64%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

07.*PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTION NO. 9 TO ELIMINATE
    CERTAIN GRADE RESTRICTIONS ON COMMERCIAL PAPER THAT MAY BE PURCHASED BY THE FUND.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,258,941.59           51.06%           51.41%
    AGAINST               509,158.35            6.82%            6.14%
    ABSTAIN                52,901.88            0.71%            0.64%
    BROKER NON-VOTE     2,642.623.81           35.41%           31.90%

    TOTAL               7,463.625.63          100.00%           90.09%

08.*PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTION NO. 10 TO PERMIT THE
    FUND TO BORROW MONEY.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,233,797.63           56.73%           51.11%
    AGAINST               534,569.89            7.16%            6.45%
    ABSTAIN                52,634.30            0.70%            0.63%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

                                                                        MIS
                                                                  an ADP company

NOVEMBER 02,2006
PAGE THREE OF THREE
CALDWELL & ORKIN MARKET OPPORTUNITY FD


09.*PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTION NO. 11 TO PERMIT THE
    FUND TO PLEDGE ASSETS AS COLLATERAL IN CONNECTION WITH BORROWINGS TO THE EXTENT PERMITTED UNDER THE 1940 ACT.


                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,231,810.11           56.70%           51.08%
    AGAINST               540,510.96            7.24%            6.52%
    ABSTAIN                48,680.75            0.65%            0.59%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%


10.*PROPOSAL TO AMEND THE FUND'S INVESTMENT RESTRICTION NO. 12 TO PERMIT THE
    FUND TO INVEST IN RESTRICTED SECURITIES.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,549,491.97           60.95%           54.92%
    AGAINST               220,886.76            2.96%            2.66%
    ABSTAIN                50,623.09            0.68%            0.61%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%

11.*PROPOSAL TO DELETE THE FUND'S INVESTMENT RESTRICTION NO. 14 TO PERMIT
    THE FUND TO INVEST IN PUTS, CALLS OR COMBINATIONS THEREOF TO THE EXTENT PERMITTED UNDER THE 1940 ACT.

                        SHARES VOTED        % OF VOTED        % OF TOTAL
    FOR                 4,625,980.64           61.98%           55.84%
    AGAINST               143,519.54            1.92%            1.73%
    ABSTAIN                51,501.64            0.69%            0.62%
    BROKER NON-VOTE     2,642,623.81           35.41%           31.90%

    TOTAL               7,463,625.63          100.00%           90.09%


MIS, AN ADP COMPANY DOES NOT GUARANTEE THE
GENUINENESS OF THE SIGNATURE(S) OF ANY
SHAREHOLDER OR ASSUME ANY RESPONSIBILITY FOR THE
LEGALITY OF ANY VOTED PROXY.

SINCERELY,



/S/ PETER DALY
PETER DALY
PROJECT MANAGER
MIS, AN ADP COMPANY